Exhibit 10.15.2
BioTrove, Inc.
12 Gill Street, Suite 4000
Woburn, MA 01801-1728
tel: 781 721 3600     fax: 781 721 3601
To: Paul Pescatore, SVP Quality and Operations
From: Al Luderer, President & CEO
Date: June 25, 2008
We have decided to reorganize BioTrove to a Strategic Business Unit structure which has been approved by BioTrove’s Board of Directors,
Unfortunately, this means that your position as Senior VP Quality and Operations will be eliminated during the transition to the new organization and will not be replaced.
We therefore would like to clarify your role during this transition as follows:
•	We have agreed that you will continue your employment as Senior VP Quality and Operations through October 1, 2008, during which time you will aid us in making a smooth transition to the new organization and participate in activities as directed by the CEO.

•	During this period of time, on or about August 1, 2008, the VP of OpenArray manufacturing will no longer report to you and instead will report into the CBO. Your title will remain unchanged.

•	At the conclusion of your employment with BioTrove on October 1, 2008, your severance agreement as specified in your Employment Agreement dated December 5, 2007 and amended as of May 30, 2008 will begin.

•	You will be eligible to participate in the corporate bonus plan for 2008, prorated for your time of employment; January 1, 2008 to October 1, 2008.
Thank you in advance for your continued contribution during this critical phase in the growth of BioTrove.

/s/ Albert A. Luderer	/s/ Paul Pescatore

Albert A. Luderer, PhD.	Paul Pescatore
President and CEO	SVP, Quality and Operations

BioTrove, Inc.
12 Gill Street, Suite 4000
Woburn, MA 01801-1728
tel: 781 721 3600 fax: 781 721 3601
To: Paul Pescatore
From: Paul Cochran
Subject: Clarification of Employment and Option Agreements
Date: June 25, 2008
Re: your question on the expiration of your option agreement (paragraph 12.b iii of the Employment Agreement).
•	The expiration of your option agreement will occur 90 days after the termination of your severance period.
RE: Your question on the 50,000 stock options exercise period.
•	You will have 90 days after the termination of your severance agreement to exercise those options.
Note: The above outcomes assume that you do not breach the terms of your Employment Agreement, your Option Agreement or your Termination and Release Agreement.

/s/ Paul E. Cochran	/s/ Paul Pescatore

Paul E. Cochran	Paul Pescatore
SVP, Organization Development	SVP, Quality and Manufacturing
and Human Resources